Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

								    Is this the
Series								   last filing
Number		Series Name					For this series?
								(Y or N)


106		ALTEGRIS FIXED INCOME LONG SHORT FUND		   N
107		ALTEGRIS MULTI-STRATEGY ALTERNATIVE FUND	   N
108		BTS DIVERSIFIED INCOME FUND			   N
109		BTS TACTICAL FIXED INCOME FUND			   N

* Please refer to the Semi - Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.